================================================================================
                                FONAR CORPORATION
                                        *
Fonar MRI news @ aol . com                           Inventor of MR Scanning(TM)
For    Immediate   Release                           An    ISO    9001   Company

Contact:    Daniel  Culver                           110      Marcus       Drive
Director of Communications                           Melville,  New  York  11747
Web site:    www.fonar.com                           Telephone:  (631)  694-2929
Email:  d.culver@fonar.com                           Fax Number: (631)  390-1709
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              FONAR REPORTS FISCAL 2009 YEAR-END FINANCIAL RESULTS
                         NET INCOME EXCEEDS $1.1 MILLION

MELVILLE, NEW YORK, October 5, 2009 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning(TM), today announced its financial results for the fiscal year ending June 30, 2009. Total net income for the fiscal year ended June 30, 2009, was $1.1 million, as compared to a net loss of $13.5 million for fiscal 2008. The net income per share (basic and diluted) for the fiscal year ended June 30, 2009 was $0.21, as compared to a net loss per share (basic and diluted) of $2.76 during fiscal 2008.

Raymond V. Damadian, Chairman and President of Fonar Corporation, said, "We are very pleased to see the Company return to profitability. We have now made a profit for three quarters straight and are hopeful to continue this trend of profitability. A very sound reason is that the FONAR UPRIGHT(R) Multi-Position(TM) MRI technology (Dynamic MRI) is the only participant in this unique market. The impact of FONAR's patented technology on net income growth can be seen in Fig. 1."


Fig 1:
--------------------------------------------------------------------------------
                        2006      2007      2008      2009
                      -------   -------   -------   -------
 Net Income & (Loss)  $(30.0)   $(25.5)   $(13.5)    $1.1
--------------------------------------------------------------------------------


Total revenues increased by 12% to $39.7 million for the fiscal year ended June 30, 2009 as compared to $35.6 million for fiscal 2008.

Total costs and expenses related to operations decreased 23%, from $52.5 million in the fiscal year ended June 30, 2008, to $40.4 million in the fiscal year ended June 30, 2009. The loss from operations decreased 96% from a loss of $16.9 million in the fiscal year ended June 30, 2008, to a loss of $0.7 million in the fiscal year ended June 30, 2009. Dr. Damadian continued, "the Company has done well controlling costs while continuing to produce the FONAR UPRIGHT(R) Multi-Position(TM) MRI scanner. This is the result of a cost cutting program that we initiated over a year ago."

Revenues from product sales of the FONAR UPRIGHT(R) Multi-Position(TM) MRI scanners increased 48% from $11.2 million in the fiscal year ended June 30, 2008 to $16.6 million one year later at fiscal 2009. At June 30, 2009 there were 137 FONAR UPRIGHT(R) Multi- Position(TM) MRI scanners installed in the United States and around the world. Included in net income for the year ended June 30, 2009 is a pre-tax gain on the sale of a subsidiary of $1.4 million.

At June 30, 2009, total assets were $28.4 million, total current assets were $18.3 million, total current liabilities were $29.1 million, and total long-term liabilities were $2.1 million. The backlog for MRI product was $25.7 million. Total cash and marketable securities were $1.2 million.

Dr. Damadian said, "FONAR's prospects have much improved since the country's financial difficulties last year and our customers' uncertainties regarding the Deficit Reduction Act (DRA) have eased. Over the past few years, the medical evidence continues to grow indicating that the FONAR UPRIGHT(R) Multi-Position(TM) MRI is the best MRI for diagnosing spine problems. So as pent-up demand for MRI scanners surfaces, we can expect rising sales."

"Unfortunately, the outcomes of spinal surgery are less than optimal, a fact underscored by the recent book titled `The Failed Spine,'published by Lippincott, Williams & Wilkins, (M. Szpalski and R. Gunzburg, Editors, 2005). The high failure rate has resulted in the acronym, FBSS, which stands for Failed Back Surgery Syndrome. The authors report that the `major identifiable causes of FBSS' include `failure to identify the structural source(s) of pain correctly,'" stated Dr. Damadian.

"Sadly, the distinguished Swedish spine surgeon, Alf Nachemson, MD, characterizes these unsatisfactory patient outcomes as the `high number of multiply operated surgical cripples,' (Nachemson, A., The lumbar spine: An orthopaedic challenge. Spine, 1976:1, 59-71.).

"Since the FONAR UPRIGHT(R) Multi-Position(TM) MRI can place the patient in the exact position that generates his or her symptoms, the MRI picture can be taken in that position. This unique capability assures that the degenerative spinal change responsible for the patient's pain is correctly identified and operated on, instead of surgery being performed on another spinal change that is not responsible for the patient's symptoms. Unfortunately, surgery on the wrong spinal segment can generate additional symptoms post-operatively, while the patient continues to suffer with the symptoms not addressed by surgery on the wrong segment," remarked Dr. Damadian.

"FONAR's position in medical imaging is immeasurably enhanced by the fact that FONAR is the leader in UPRIGHT(R) Multi-Position(TM) MRI technology," concluded Dr. Damadian.

RECENT HIGHLIGHTS AND ACCOMPLISHMENTS

On November 17, 2008, The Company held its annual shareholder meeting for the combined fiscal years ending June 30, 2009 and 2008. All proposals before the shareholders passed.

In February 2009, Dr. Damadian was the recipient of the 2009 AIMBE Honorary Fellow Award (American Institute for Medical and Biological Engineering) for his discovery of MRI. Dr. Damadian is the originator of the concept of magnetic resonance (MR) scanning of the human body (1969). The AIMBE Award was presented at the annual meeting of AIMBE, held February 11-13 in Washington, D.C.

The award says: "In 1970, Raymond Damadian, M.D., made the discovery that is the basis for magnetic resonance (MR) scanning that there is a marked difference in relaxation times between normal and abnormal tissues of the same type, as well as between different types of normal tissues. This seminal discovery, which remains the basis for the making of every MRI image ever produced, is the foundation of the MRI industry. Dr. Damadian published his discovery in his milestone 1971 paper in the journal Science (Science 171:1151, 1971) and filed the pioneer patent for the practical use of his discovery in 1972." (www.fonar.com/news/022409.htm).

During the past fiscal year, FONAR also expanded its global reach with a sale in Libya, marking the first sale of an UPRIGHT(R) MRI in Africa and additional sales in the Middle East.

On February 18, 2009 the Company made an earnings announcement titled: FONAR Reports Profit and 2nd Quarter Fiscal 2009 Financial Results; FONAR's Innovative `Made In America' UPRIGHT MRI Adds Product Revenues. Within the release, Dr. Damadian said, "In this era of jobs being exported to other countries, 82% of the components that create The FONAR UPRIGHT(R) Multi-Position(TM) MRI are purchased from 26 American States. So FONAR can truly say, `Made in America.'

This past June, Dr. Damadian attended grand openings for three UPRIGHT(R) Multi-Position(TM) MRI customers who spanned the world. First he attended a grand opening in Kamloops, Canada, for the installation of the first UPRIGHT(R) Multi-Position(TM) MRI in Canada. Then he participated in a grand opening in South Dakota. Finally, Dr. Damadian attended a grand opening in Munich, Germany. All of these ceremonies featured Dr. Damadian as the inventor of the MRI.

                                      #

           For investor and other information visit: www.fonar.com.

UPRIGHT(R) and STAND-UP(R) are registered trademarks and The Inventor of MR Scanning(, Full Range of Motion(TM), pMRI(TM), Dynamic(TM), Multi-Position(TM), True Flow(TM), The Proof is in the Picture(TM), Spondylography(TM) Spondylometry(TM) and Upright Radiology(TM) are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

                                       ###

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                                June 30,
                                                        ------------------------
                                                            2009         2008
                                                        ----------- ------------
Current Assets:
  Cash and cash equivalents                             $ 1,225,619  $1,325,512
  Marketable securities                                      22,652   1,068,168
  Accounts receivable - net of allowances for
    doubtful accounts of $2,393,326 and $2,020,208
    at June 30, 2009 and 2008, respectively               5,391,822   5,157,594
  Medical receivables - net of allowances for
    doubtful accounts of $1,343,500 and $769,000
    at June 30, 2009 and 2008, respectively                 374,225   1,227,858
  Management fee receivable - net of allowances for
    doubtful accounts of $5,093,345 and $3,958,733
    at June 30, 2009 and 2008, respectively               3,273,756   5,040,523
  Management fee receivable - related medical
    practices - net of allowances for doubtful
    accounts of $1,094,818 and $2,413,483 at
    June 30, 2009 and 2008, respectively                  2,196,580   1,372,261
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                     1,475,706       6,285
  Inventories                                             3,172,397   3,255,915
  Current portion of advances and notes to related
    medical practices                                       164,611     155,423
  Current portion of note receivable                        517,934   2,508,306
  Prepaid expenses and other current assets                 472,397     869,353
                                                        ----------- ------------
      Total Current Assets                               18,287,699  21,987,198

Property and Equipment - Net                              2,892,380   3,932,533

Advances and Notes to Related Medical Practices -
  net of allowances for doubtful accounts of
  $264,791 at June 30, 2009 and at June 30, 2008             89,032     263,363

Notes Receivable - net of allowance for doubtful
accounts of $65,000 at June 30, 2009 and at
June 30, 2008                                             1,778,626   2,296,560

Other Intangible Assets - Net                             4,920,241   4,809,564

Other Assets                                                391,237   1,936,415
                                                        -----------  -----------
      Total Assets                                      $28,359,215 $35,225,633
                                                        =========== ============

                      FONAR CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                   LIABILITIES

                                                                June 30,
                                                        ------------------------
                                                            2009         2008
                                                        -----------  -----------
Current Liabilities:
  Current portion of long-term debt and capital
    Leases                                              $   277,494  $  372,722
  Current portion of long-term debt - related party          79,509         -
  Accounts payable                                        3,518,609   4,019,993
  Other current liabilities                               8,460,042   8,316,263
  Unearned revenue on service contracts                   5,526,006   5,193,645
  Customer advances                                       9,237,921  14,276,311
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                     2,026,441   5,773,286
                                                        -----------  -----------
      Total Current Liabilities                          29,126,022  37,952,220
                                                        -----------  -----------
Long-Term Liabilities:
  Accounts payable                                          184,168        -
  Due to related medical practices                          643,135      97,663
  Long-term debt and capital leases, less
    current portion                                         759,211     756,976
  Long-term debt, less current
    portion - related party                                 160,176         -
  Other liabilities                                         363,550     496,837
                                                        -----------  -----------
      Total Long-Term Liabilities                         2,110,240   1,351,476
                                                        -----------  -----------
      Total Liabilities                                  31,236,262  39,303,696
                                                        -----------  -----------
Commitments, Contingencies and Other Matters

                      FONAR CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                            STOCKHOLDERS' DEFICIENCY

                                                              June 30,
                                                      -------------------------
                                                          2009          2008
                                                      -----------   -----------
Minority Interest                                     $    63,815   $   166,966

Stockholders' Deficiency:
  Class A non-voting preferred stock - $.0001
    par value; authorized - 1,600,000 shares;
    issued and outstanding - 313,451 shares
    at June 30, 2009 and 2008                                  31            31
  Preferred stock - $.001 par value;
    authorized - 2,000,000 shares; issued
    and outstanding - none                                   -             -
  Common stock - $.0001 par value; authorized -
    30,000,000 shares at
    June 30, 2009 and 2008, respectively;
    issued - 4,917,918 and 4,915,918 shares
    at June 30, 2009 and 2008, respectively;
    outstanding - 4,906,275 and 4,904,275
    shares at June 30, 2009 and 2008, respectively            491           490
  Class B common stock (10 votes per share) -
    $.0001 par value; authorized - 800,000
    shares; issued and outstanding - 158
    shares at June 30, 2009 and 2008                         -             -
  Class C common stock (25 votes per share) -
   $.0001 par value; authorized - 2,000,000
    shares; issued and outstanding - 382,513
    shares at June 30, 2009 and 2008
  Paid-in capital in excess of par value
  Accumulated other comprehensive loss                         38            38
  Accumulated deficit                                 172,280,600   172,276,540
  Notes receivable from employee stockholders             (20,995)      (72,723)
  Treasury stock, at cost - 11,643 shares            (174,258,607) (175,379,874)
    of common stock at June 30, 2009 and 2008            (267,030)     (394,141)

      Total Stockholders' Deficiency                     (675,390)     (675,390)
                                                     ------------  ------------
      Total Liabilities and Stockholders'              (2,940,862)   (4,245,029)
        Deficiency                                   ------------  ------------

                                                     $ 28,359,215  $ 35,225,633
                                                     ============  ============

                      FONAR CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                          2009          2008
Revenues                                            -------------  -------------
  Product sales - net                               $ 17,175,417   $ 11,326,388
  Service and repair fees - net                       10,345,091     10,930,331
  Service and repair fees - related
    parties - net                                        192,500        110,000
  Management and other fees                            7,342,614      8,337,000
  Management and other fees - related
    medical practices - net                            2,911,318      3,706,636
  License fees and royalties                           1,755,493      1,158,478
                                                     ------------  ------------
      Total Revenues - Net                            39,722,433     35,568,833
                                                     ------------  ------------
Costs and Expenses
  Costs related to product sales                      10,758,201     11,143,826
  Costs related to service and repair fees             3,992,557      5,107,802
  Costs related to service and repair fees
    - related parties                                     74,293         51,404
  Costs related to management and other fees           4,507,587      5,548,605
  Costs related to management and other fees
    - related medical practices                        2,790,745      3,041,828
  Research and development                             3,593,470      5,006,591
  Selling, general and administrative, inclusive of
    compensatory element of stock issuances of
    $4,061 and $360 for the years ended June 30,
    2009 and 2008, respectively                       13,423,066     20,386,748
  Provision for bad debts                              1,286,451      2,208,820
      Total Costs and Expenses                      -------------  -------------
                                                      40,426,370     52,495,624
      Loss from Operations                          -------------  -------------
                                                     (   703,937)   (16,926,791)
Other Income and (Expenses):
  Interest expense                                      (333,229)      (535,322)
  Investment income                                      325,688        694,910
  Interest income - related parties                       20,818         33,801
  Other income - net                                     410,657        129,368
  Minority interests in income of partnerships        (   10,995)      (219,058)
  Gain on sale of investment                                 -          571,161
Gain on sale of consolidated subsidiary                1,448,196      3,394,975
  Loss on note receivable                                    -         (658,351)
                                                    -------------  -------------
      Income (Loss) Before Provision For
          (Benefit From) Income Taxes                  1,157,198    (13,515,307)

Provision for (Benefit from) Income Taxes                 35,931         (6,940)
                                                    ------------   -------------
       Net Income (Loss)                            $  1,121,267   $(13,508,367)
                                                    =============  =============

                       FONAR CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Years Ended June 30,
                                                    ----------------------------
                                                         2009          2008
                                                    -------------  -------------
Net Income (Loss) Available to Common and
  Class C Common Stockholders                       $  1,053,898   $(13,508,367)
                                                    =============  =============
Basic and Diluted Net Income (Loss) Per Common Share
  Available to Common Stockholders                      $ 0.21         $(2.76)
                                                    =============  =============
Basic Net Income Per Share - Common C                   $ 0.06            N/A
                                                    =============  =============